                                EXHIBIT m.(xvii)

               Form of Amendment Number 5 to Amended and Restated
                 Rule 12b-1 Distribution Plan for Class A Shares

                              AMENDMENT NUMBER 5 TO
                              AMENDED AND RESTATED
                 RULE 12b-1 DISTRIBUTION PLAN FOR CLASS A SHARES


         Pursuant to the Rule 12b-1 Distribution Plan for Class A Shares between The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) and Hartford Securities Distribution Company, Inc. dated July 22, 1996, as amended and restated as of December 31, 1997 and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Distribution Plan"), The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund are hereby included as four new Funds. All provisions in the Distribution Plan shall apply to The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2001.


                           The Hartford Mutual Funds, Inc.,
                           on behalf of:
                           The Hartford Large Cap Value Fund
                           The Hartford MidCap Value Fund
                           The Hartford International Capital Appreciation Fund The Hartford International Small Company Fund
                           The Hartford Focus Growth Fund

                           By:
                                ------------------------------------------------
                                    David M. Znamierowski
                                    President


                           Hartford Investment Financial Services Company


                           By:
                                ------------------------------------------------
                                    Peter W. Cummins
                                    Senior Vice President, Sales & Distribution